SECOND AMENDMENT TO
                                CREDIT AGREEMENT



        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment"), dated as of April 30, 1997, amends the Credit Agreement dated September 27, 1995, as amended to date (the "Credit Agreement") by and among Midwest Express Holdings, Inc. (the "Company"), Firstar Bank Milwaukee, N.A. ("Firstar"), M&I Marshall & Ilsley Bank ("M&I") and Bank One, Wisconsin (f/k/a Bank One, Milwaukee, NA; "Bank One")(Firstar, M&I and Bank One are sometimes referred to collectively herein as the "Banks").

        1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        2. Amendments. The parties hereby agree to amend the Credit Agreement as follows:

             (a) All references in the Credit Agreement to "Midwest Express Holdings, Inc., a Delaware corporation" are hereby deleted in their entirety and replaced with "Midwest Express Holdings, Inc., a Wisconsin corporation."

             (b) All references in the Credit Agreement to "Bank One, Milwaukee, NA" are hereby deleted in their entirety and replaced with "Bank One, Wisconsin."

             (c) Section 1.1 is deleted in its entirety and replaced with the following:

             "1.1 Revolving Credit. From time to time prior to April 29, 2002 or the earlier termination in full of the Commitments (in either case, the "Termination Date"), the Company may obtain loans from each of the Banks, pro rata according to each Bank's Percentage Interest, up to an aggregate principal amount equal to the amount by which (i) $55,000,000 (the "Aggregate Commitment," and as to each Bank's respective Percentage Interest thereof, its "Commitment"), as terminated or reduced pursuant to section 1.6, exceeds (ii) the sum of (A) the aggregate amount of Letter of Credit Obligations (as defined in section 9.1(n) below), and (B) the aggregate face amount of outstanding Commercial Paper (as defined in section 9.1(d) below). The Commitment and Percentage Interest of each Bank is set forth in the table below:

                                                         Percentage
   Name of Bank                    Commitment             Interest

   Firstar Bank Milwaukee, N.A.    $26,500,000            48.1818%

   M&I Marshall & Ilsley Bank      $20,500,000            37.2727%

   Bank One, Wisconsin             $ 8,000,000            14.5455%
                                   -----------            -------
                  TOTAL:           $55,000,000              100%

   The failure of any one or more of the Banks to lend in accordance with its Commitment shall not relieve the other Banks of their several obligations hereunder, but no Bank shall be liable in respect of the obligation of any other Bank hereunder or be obligated in any event to lend in excess of its Commitment. Subject to the limitations of section 2.2(d)(3), the Company may repay such loans and reborrow hereunder from time to time prior to the Termination Date. Each loan hereunder from the Banks collectively shall be in a multiple of $100,000 (except that any such loan subject to a LIBOR Pricing Option shall be in an amount of $1,000,000 or any multiple of $100,000 in excess of such amount). The loans from each Bank advanced under this section 1.1 shall be evidenced by a single promissory note of the Company (each, a "Note" or an "Amended and Restated Revolving Credit Note" and collectively, the "Notes" or the "Amended and Restated Revolving Credit Notes") in the form of Exhibit A attached hereto, payable to the order of the lending Bank."

             (d) The reference in Section 1.8(a) to "$35,000,000" is deleted and replaced with "$55,000,000."

        3. Conditions Precedent. This Second Amendment shall become effective on the date that the Agent (for the benefit of the Banks) shall have received each of the following (the "Effective Date"):

             (a) this Second Amendment, duly executed by an authorized representative of each of the Company and the Banks, and consented to by a duly authorized representative of each of Midwest Express Airlines, Inc. and Astral Aviation, Inc.;

             (b) the Amended and Restated Revolving Credit Notes in the form of Exhibit A attached hereto, duly executed by an authorized representative of the Company and dated as of the date of this Second Amendment;

             (c) a copy of resolutions of the board of directors of the Company authorizing the execution, delivery and performance of the transactions contemplated by this Second Amendment and the Amended and Restated Revolving Credit Notes, certified to be in full force and effect as of the Effective Date by the Secretary or Assistant Secretary of the Company;

             (d) a certificate of status for the Company as of a recent date by the Wisconsin Department of Financial Institutions;

             (e) an incumbency certificate for the Company, executed by the Secretary or Assistant Secretary of the Company, identifying by name and title and bearing the signature of the officer(s) of the Company authorized to sign this Second Amendment and to act with respect to the Credit Agreement, upon which certificate the Banks shall be entitled to rely until informed of any change in writing by the Company; and

             (f) prior to the making of any loan hereunder, a completed and executed Borrower's Certificate in the form of Exhibit 6.5 to the Credit Agreement.

        4. Representations and Warranties. (a) The Company certifies that the representations and warranties contained in the Credit Agreement are true and correct as of the date of this Second Amendment (other than with respect to the date set forth in the last sentence of section 4.8), and that, after giving effect to the transactions contemplated by this Second Amendment, no condition, event, act or omission has occurred which would constitute a Default or Event of Default under the Credit Agreement.

        (b) The Company further certifies that, as of the date hereof and after giving effect to the transactions contemplated by this Second Amendment, no condition, event, act or omission has occurred which would constitute a Default or an Event of Default under that certain Credit Agreement by and between the Company and Kimberly-Clark Corporation dated September 27, 1995.

        5. Full Force and Effect. Except as provided herein, all of the terms and conditions set forth in the Credit Agreement, and all additional documents entered into in connection with the Credit Agreement, shall remain unchanged and shall continue in full force and effect as originally set forth.

        6. Binding Effect. This Second Amendment shall be binding upon the parties hereto and their respective successors and assigns.

        7. Counterparts. This Second Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Second Amendment.



                      REMAINDER OF PAGE DELIBERATELY BLANK



        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the date first set forth above.


                                 MIDWEST EXPRESS HOLDINGS, INC.

                                 By: __________________________
                                 Title: _______________________


                                 FIRSTAR BANK MILWAUKEE, N.A.

                                 By: __________________________
                                 Title: _______________________


                                 M&I MARSHALL & ILSLEY BANK

                                 By: __________________________
                                 Title: _______________________


                                 BANK ONE, WISCONSIN (f/k/a Bank One,
                                 Milwaukee, NA)

                                 By: __________________________
                                 Title: _______________________



                              CONSENT OF GUARANTORS

        Midwest Express Airlines, Inc. and Astral Aviation, Inc. hereby consent to the foregoing Second Amendment to Credit Agreement and ratify and reaffirm their respective Subsidiary Guaranties dated as of September 25, 1995.


                                 MIDWEST EXPRESS AIRLINES, INC.

                                 By: __________________________
                                 Title: _______________________


                                 ASTRAL AVIATION, INC.

                                 By: __________________________
                                 Title: _______________________

                                    EXHIBIT A

                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE

   $ ______________________                          April 30, 1997


        FOR VALUE RECEIVED, Midwest Express Holdings, Inc., a Wisconsin corporation, promises to pay to the order of ____________ ___________________, the principal sum of _____________________________ ($
   _______________________) at the Main Office of
   ____________________________ in Milwaukee, Wisconsin, on April 29, 2002.
   The unpaid principal balance hereof shall bear interest, payable on the dates specified in the Credit Agreement referred to below, computed at the Applicable Rate as defined in such Credit Agreement.

        Principal amounts unpaid at the maturity hereof (whether by fixed maturity, acceleration or otherwise) shall bear interest from and after maturity until paid computed at a rate equal to 2% per annum plus the rate otherwise payable hereunder. Principal of and interest on this Note shall be payable in lawful money of the United States of America.

        The principal balance of this Note includes the indebtedness hitherto evidenced by that certain Revolving Credit Note issued as of September 27, 1995 in the original principal amount of $ _______________ from the Company to _________________________ (the "Original Note"). To the extent that such indebtedness is included in this Note, this Note (i) merely reevidences the indebtedness hitherto evidenced by the Original Note, (ii) is given in replacement of and substitution for the Original Note, and not as payment of the Original Note, and (iii) is in no way intended to constitute a novation of the Original Note.

        This Note constitutes one of the Amended and Restated Revolving Credit Notes issued under a Credit Agreement dated September 27, 1995, as amended by that First Amendment to Credit Agreement dated as of May 30, 1996 and that Second Amendment to Credit Agreement dated as of April 30, 1997 (as so amended, the "Credit Agreement"), among the undersigned, _________________________, and the other banks party thereto, to which Credit Agreement reference is hereby made for a statement of the terms and conditions on which loans in part evidenced hereby were or may be made, and for a description of the conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

                                      MIDWEST EXPRESS HOLDINGS, INC.


                                      By: __________________________
                                      Title: _______________________